EMPLOYMENT AGREEMENT




           THIS AGREEMENT, made and entered into as of this lst day of April, 1992, by and between DST Systems, Inc., a Missouri corporation ("DST") , Kansas City Southern Industries, Inc., a Delaware corporation ("KCSI") and Charles W. Schellhorn, an individual ("Executive").
             WHEREAS, Executive is now employed by a subsidiary of DST, which is a wholly-owned subsidiary of KCSI, and DST, KCSI and
  Executive desire for DST to continue to employ Executive on the terms and conditions set forth in this Agreement and to provide an incentive to Executive to remain in the employ of DST hereafter, particularly in the event of any Change in Control of KCSI (as herein defined), thereby establishing and preserving continuity of management of DST;
           WHEREAS, simultaneously herewith KCSI has granted Executive stock options to acquire shares of KCSI common stock, and KCSI desires to encourage significant long-term ownership of KCSI common stock by Executive through the grant of such options and the award of Restricted Stock as provided herein; and
           WHEREAS, Executive intends to retain ownership of a substantial portion of the shares of KCSI common stock acquired as Restricted Stock or through exercise of stock options granted on or after the date hereof, and KCSI intends to make future awards under its equity participation programs to executives who have retained ownership of a substantial portion of their shares of KCSI common stock.
         NOW, THEREFORE, in consideration of the grant of stock options to Executive, the award of Restricted Stock as provided herein and the mutual covenants and agreements herein contained, it is agreed by and between DST, KCSI and Executive as follows:
           1. Employment.  DST hereby continues the employment of
Executive as the President of DST's subsidiary, Output Technologies, Inc., to serve at the pleasure of the Board of Directors of DST (the "DST Board") and to have such duties, powers and responsibilities as may be prescribed or delegated from time to time by the President or other officer to whom Executive reports, subject to the powers vested in the DST Board and in the stockholder of DST. Executive shall faithfully perform his duties under this Agreement to the best of his ability and shall devote substantially all of his working time and efforts to the business and affairs of DST and its affiliates.
           2.  Compensation.
                  (a)  Base Compensation.   DST  shall  pay   Executive  as
compensation for his services hereunder an annual base salary at the rate in effect at the time of execution of this Agreement, subject to adjustment from time to time as agreed by the parties.


                  (b) Incentive Compensation. During the time that DST continues to be a wholly-owned subsidiary of KCSI, DST shall include Executive as a participant in the KCSI Incentive Compensation Plan under such terms as are determined from time to time by the Board of Directors of KCSI (the "KCSI Board") or the Compensation Committee or other appropriate committee of the KCSI Board (the "Compensation Committee") and for such time as such plan shall continue in existence. KCSI reserves the right to change, revoke or terminate such plan at any time.
                  (c) Restricted Stock. As additional compensation for his services hereunder, Executive has been awarded, as of the date hereof, two thousand five hundred (2,500) shares of common stock (the "Restricted Stock") of KCSI, without the payment of any further consideration therefor by Executive. Commencing on the date hereof, Executive shall have all of the rights of a stockholder with respect to the Restricted Stock, including with out limitation rights to vote and to receive dividends and other distributions and adjustments on such shares, and such shares shall be deemed to be outstanding, fully paid and non-assessable shares subject to the following restrictions:
                  (i) In the event Executive's employment hereunder is terminated for cause by DST (as defined in Paragraph 4(c)
         below), or terminated voluntarily by Executive (other than upon material breach by DST pursuant to Paragraph 4 (a)) prior to the end of any period set forth below, all rights of Executive in and to the number of shares of Restricted Stock set forth below corresponding to the first end of period following such termination shall be thereupon forfeited and Executive shall immediately upon such termination transfer all such shares (or an equivalent number of other shares of KCSI common stock) to KCSI without any payment or other consideration to Executive:


                                       3

                      End of Period              Number of shares Forfeited

                      March 31, 1993                       2,500
                      March 31, 1994                       2,000
                      March 31, 1995                       1,500
                      March 31, 1996                       1,000
                      March 31, 1997                         500



    The termination of Executive's employment by reason of retirement with the consent of the DST Board, death or disability shall not be considered a voluntary termination of employment by Executive.
             (ii) Executive shall not transfer any of the shares of Restricted Stock which remain subject to forfeiture hereunder, other than to KCSI, except with the prior approval of the KCSI
    Board or Compensation Committee. In the event of termination of Executivels employment by DST other than for cause or by reason of retirement with the consent of the DST Board, death or disability, the Restricted Stock shall no longer be subject to forfeiture hereunder.
             (iii)The issuance of the Restricted Stock to Executive hereunder is subject to any required federal, state and local withholding taxes, which shall be paid in cash by Executive, and has not been registered under federal or state securities laws. Executive represents that he is acquiring the Restricted Stock for investment and not with a view to distribution thereof.
             (iv) Until they are no longer subject to forfeiture hereunder, each certificate for shares of Restricted Stock


                                       4

    issued to Executive hereunder shall bear a legend, to the following effect:

              "The  shares   represented  hereby  are  subject  to  transfer
         restrictions and forfeiture provisions under an Agreement dated April 1, 1992 on file at the offices of the Company. These shares may not be offered, sold, pledged or otherwise transferred other than to the Company, except in compliance with the provisions of such Agreement."



           If any shares of Restricted Stock are transferred to KCSI to acquire other shares of KCSI common stock, the foregoing legend shall apply to the number of shares acquired as is equal to the number of shares of Restricted Stock transferred to KCSI and shall be affixed to the appropriate stock certificate or certificates. KCSI shall remove the foregoing legend at the Executivels request with respect to certificates for any shares of Restricted Stock which shall no longer be subject to forfeiture hereunder.
           (v) Unless the shares of Restricted Stock are registered under the Securities Act of 1933 and applicable state securities laws (which registration may be performed by KCSI at its option) , each certificate for shares of Restricted Stock issued to Executive hereunder shall bear a legend as follows:
         "The shares represented by this certificate have not been registered under the Securities Act of 1933 or under any state securities law. These shares may not be offered, sold, pledged or otherwise transferred, other than to the Company, in the absence of said registration or the availability of an exemption therefrom. No offer, sale, pledge or other transfer shall take place without submitting to the Company evidence satisfactory to counsel for the Company to the effect that such transaction does not violate the restrictions set forth herein."

         3 . Benefits. During the period of his employment hereunder, DST shall provide Executive with coverage under such benefit plans and programs as are made generally available to executives serving on the Management Committee of DST, provided (a) DST shall have no obligation with respect to any plan or program if Executive is not eligible for coverage thereunder, and (b) Executive acknowledges that stock options and other stock and equity participation awards are granted in the discretion of the KCSI Board or Compensation Committee and that Executive has no right to receive stock options or other equity participation awards or any particular number or level of stock options or other awards. Executive acknowledges that all rights and benefits under benefit plans and programs shall be governed by the official text of each such plan or program and not by any summary or description thereof or any provision of this Agreement and that DST is under no obligation to continue in effect or to fund any such plan or program, except as provided in Paragraph 7 hereof. DST also shall continue to reimburse Executive for ordinary and necessary travel and other business expenses in accordance with policies and procedures established by DST.
         4. Termination.
            (a) Termination by executive. Executive may terminate this Agreement and his employment hereunder by at least thirty (30) days advance written notice to DST, except that in the event of any material breach of this Agreement by DST, Executive may terminate 6 this Agreement and his employment hereunder immediately upon notice to DST.
            (b) Death or Disability. This Agreement and Executive's employment hereunder shall terminate automatically on the death or disability of Executive. For purposes of this Agreement, Executive shall be deemed to be disabled if he is unable to engage in a significant portion of his normal duties for DST by reason of any physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six (6) months.


             (C) Termination by DST For Cause. DST may terminate this Agreement and Executivels employment "for cause" immediately upon notice to Executive. For purposes of this Agreement, termination "for cause" shall mean termination based upon any one or more of the following:
                    (i)  Any material breach of this Agreement by Executive;
                    (ii) Executive's dishonesty involving DST, KCSI or any subsidiary of DST or KCSI;
                    (iii)Gross negligence or willful misconduct in the performance of Executive's duties as determined in good faith by the DST Board;
                    (iv) Willful failure by Executive to follow reasonable instructions of the President or other officer to whom Executive reports concerning the operations or business of DST or any subsidiary of DST;
                    (v)  Executive's fraud or criminal activity; or
                    (vi) Embezzlement or misappropriation by Executive.

              (d)      Termination by DST Other Than For Cause.
              (i) DST may terminate this Agreement and Executive's employment other than for cause immediately upon notice to Executive, and in such event, DST shall provide severance benefits to Executive in accordance with Paragraph 4(d)(ii) below.
             (ii) In the event of termination of Executive's employment under Paragraph 4(d)(i), DST shall continue, for a period of twelve (12) months following such termination, (A) to pay to Executive as severance pay a monthly amount equal to one-twelfth (1/12th) of the annual base salary referenced in Paragraph 2(a) above at the rate in effect immediately prior to termination, and, (B) to reimburse Executive for the cost (including state and federal income taxes payable with respect to this reimbursement) of obtaining coverage comparable to the health and life insurance provided pursuant to this Agreement, unless Executive is provided comparable coverage in connection with other employment. The foregoing obligations of DST shall continue until the end of the said twelve (12) month period notwithstanding the death or disability of Executive during said period (except, in the event of death, the obligation to reimburse Executive for the cost of life insurance shall not continue). After termination of employment, Executive shall not be entitled to accrue or receive benefits under the KCSI Executive Plan or the KCSI Incentive Compensation Plan with respect to the severance pay provided herein, notwithstanding that benefits under such plans then are still generally available to executive employees of DST; contributions and benefits under such plans with respect to the year of termination shall be based solely upon compensation paid to Executive for periods prior to termination. In the year of termination, Executive shall be entitled to participate in the KCSI Profit Sharing Plan and the KCSI Employee Stock Ownership
  Plan (if DST employees then still participate in such plans) only if the Executive meets all requirements of such plans for participation in such year.
         5. Non-Disclosure. During the term of this Agreement and at all times after any termination of this Agreement, Executive shall not, either directly or indirectly, use or disclose any DST trade secret, except to the extent necessary for Executive to perform his duties for DST while an employee. For purposes of this Agreement, the term "DST trade secret" shall mean any information regarding the business or activities of DST or any subsidiary or affiliate, including any formula, pattern, compilation, program, device, method, technique, process, customer list, technical information or other confidential or proprietary information, that (a) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its


                                       9

disclosure or use, and (b) is the subject of efforts of DST or its subsidiary or affiliate that are reasonable under the circumstances to maintain its secrecy. In the event of any breach of this Paragraph 5 by Executive, DST shall be entitled to terminate any and all remaining severance benefits under Paragraph 4 (d) (ii) above and shall be entitled to pursue such other legal and equitable remedies as may be available.
           6.   Duties Upon termination; Survival.
                  (a) Duties. Upon termination of this Agreement by DST or Executive for any reason, Executive shall immediately return to DST all DST trade secrets which exist in tangible form and shall sign such written resignations from all positions as an officer, director or member of any committee or board of DST and all direct and indirect subsidiaries and affiliates of DST as may be requested by DST and shall sign such other documents and papers relating to Executive's employment, benefits and benefit plans as DST may reasonably request.
                  (b) Survival. The provisions of Paragraphs 5 and 6(a) of this Agreement shall survive any termination of this Agreement by DST or Executive, and the provisions of Paragraph 4 (d) (ii) shall survive any termination of this Agreement by DST under Paragraph 4(d)(i).
           7.   Continuation of Employment Upon Change in Control.
                  (a) Continuation of Employment. Subject to the terms and conditions of this Paragraph 7, in the event of a Change in Control of KCSI
(as defined in Paragraph 7(d)) at any time during



                                       10

the term of this Agreement, Executive will remain in the employ of DST for a period of an additional three years from the date of such Change in Control of KCSI (the "Control  Change  Date"). In the event of a Change  in  Control of KCSI, subject to the terms and conditions of this Paragraph 7, DST shall, for the three year period (the "Three-Year Period") immediately following the Control Change Date, continue to employ Executive at not less than the executive capacity Executive held immediately prior to the Change in Control of KCSI. During the Three-Year Period, DST shall continue to pay Executive salary on the same basis, at the same intervals, and at a rate not less than that, paid to Executive at the Control Change Date. Notwithstanding any other provision of this Agreement to the contrary, the provisions of this Paragraph
7 shall apply only if at least eighty percent (80%) of the issued and outstanding stock of all classes of DST is owned by KCSI on the Control Change Date.
                  (b) Benefits. During the Three-Year Period, Executive shall be entitled to participate, on the basis of his executive position, in each of the following plans (together,the "Specified Benefits") in existence, and in accordance with the terms thereof, at the Control Change Date:
                           (i)      any incentive compensation plan;
                           (ii) any  benefit  plan,  and trust  fund  associated
         therewith,   related  to  (A)  life,  health,  dental,  disability,  or accidental death and dismemberment insurance, (E) profit sharing, thrift or deferred savings


                                       11

           (including deferred  compensation,  such as under Sec. 401(k) plans),
           (C) retirement or pension benefits, (D) ERISA excess benefits and (E) tax favored employee stock ownership (such as under ESOP, TRASOP, TCESO or PAYSOP programs); and
                             (iii)  any  other  benefit  plans   hereafter  made
           generally available to executives of Executive's level or to the employees of DST generally.
  In addition, all outstanding options held by Executive under any stock option plan of KCSI or its affiliates shall become immediately exercisable, and all shares of Restricted Stock shall no longer be subject to forfeiture under Paragraph 2(c)(i) above, on the Control Change Date.
                    (c) Payment. With respect to any plan or agreement under which Executive would be entitled at the Control Change Date to receive Specified Benefits as a general obligation of DST which has not been separately funded (including specifically, but not limited to, those referred to under Paragraphs 7(b)(i) and 7 (b) (ii) (D) above) , Executive shall receive within five (5) days after such date full payment in cash (discounted to then present value on the basis of a rate of 7.5 percent per annum) of all amounts to which he is then entitled thereunder.
                    (d) Change in Control of KCSI. For purposes of this Agreement, a "Change in Control of KCSI" shall be deemed to have occurred if
  (a) for any reason at any time less than seventy-five percent (75%) of the members of the KCSI Board shall be individuals
                                       12

who were members of the KCSI Board on the date of this Agreement or individuals whose election, or nomination for election by KCSI's stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the KCSI Board then still in office who were members of the KCSI Board on the date of this Agreement, or (b) any "Person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) shall have become, according to a public announcement or filing, without the prior approval of the KCSI Board, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of KCSI representing thirty percent (30%) (forty percent (40%) with respect to Paragraph 7(c) hereof) or more (calculated in accordance with Rule 13d-3) of the combined voting power of KCSI's then outstanding voting securities (such "person" hereafter referred to as a "Major Stockholder") ; or
(c) the stockholders of KCSI shall have approved a merger, consolidation or dissolution of KCSI or a sale, lease, exchange or disposition of all or substantially all of KCSI's assets, or a Major Stockholder shall have proposed any such transaction, unless any such merger, consolidation, dissolution, sale, lease, exchange or disposition shall have been approved by a least seventy-five percent (75%) of the members of the KCSI Board who were either (i) members of the KCSI Board on the date of this Agreement or (ii) elected or nominated by at least seventy-five percent (75%) of the members of the KCSI Board then still in office who were members of the KCSI Board on the date of this Agreement.

        (e)  Termination After Control Change Date.  Notwithstand-
ing any other provision of this Paragraph 7, at any time after the
Control Change Date, DST may, through its Board, terminate the employment of Executive (the "Termination") , but within five (5) days of the Termination it shall pay to Executive his full base salary through the Termination, to the extent not theretofore paid, plus a lump sum amount (the "Special Severance Payment") equal to the product (discounted to then present value on the basis of a rate of 7.50% per annum) of his annual base salary specified in Paragraph 7(a) hereof multiplied by the number of years and any portion thereof remaining in the Three-Year Period (or if the balance of the Three-Year Period after Termination is less than one year, for one year, [hereinafter called the
"Extended Period"]). Specified Benefits to which Executive was entitled immediately prior to Termination shall continue until the end of the Three-Year Period (or the Extended Period, if applicable) ; provided that: (a) if any plan pursuant to which Specified Benefits are provided immediately prior to Termination would not permit continued participation by Executive after
Te=ination, then DST shall pay to Executive within five (5) days after Termination a lump sum payment equal to the amount of Specified Benefits Executive would have received if Executive had been fully vested and a continuing participant in such plan to the end of the Three-Year Period or the Extended Period, if applicable; and (b) if Executive obtains new employment following Termination, then following any waiting period applicable to participation in any plan of the new employer,

  Executive shall continue to be entitled to receive benefits pursuant to this sentence only to the extent such benefits would exceed those available to Executive under comparable plans of the Executivels new employer (but Executive shall not be required to repay any amounts then already received by him).
                    (f) Resignation After Control Change Date. In the event of a Change in Control of KCSI, thereaf ter, upon good reason (as defined below), Executive may, at any time during the Three-Year Period or the Extended Period, in his sole discretion, on not less than thirty (30) days' written notice to the Secretary of DST and effective at the end of such notice period, resign his employment with DST (the "Resignation") . Within five (5) days of such a Resignation, DST shall pay to Executive his full base salary through the effective date of such Resignation, to the extent not theretofore paid, plus a lump sum amount equal to the Special Severance Payment (computed as provided in the first sentence of Paragraph 7(e), except that for purposes of such computation all references to "Termination" shall be deemed to be references to "Resignation") Upon Resignation of Executive, Specified Benefits to which Executive was entitled immediately prior to Resignation shall continue on the same terms and conditions as provided in Paragraph 7(e) in the case of Termination (including equivalent payments provided for therein). For purposes of this Agreement, Executive shall have "good reason" if there occurs without his consent (a) a reduction in the character of the duties assigned to Executive or in Executive's level of work responsibility or conditions; (b) a reduction in Executive's base salary as in effect immediately prior to the Control Change Date or as the same may have been increased thereafter; (c) a failure by DST or its successor to (i) continue any of the plans of the type referred to in Paragraph 7(b) which shall have been in effect at the Control Change Date (including those providing for Specified Benefits) or to continue Executive as a participant in any of such plans on at least the basis in effect immediately prior to the Control Change Date; or (ii) provide other plans under which at least equivalent compensation and benefits are available and in which Executive continues to participate on a basis at least equivalent to his participation in the DST plans in effect immediately prior to the Control Change Date; or (iii) to make the payment required under Paragraph 7 (c) (d) the relocation of the principal executive offices of DST or its successor to a location outside the metropolitan area of Kansas City, Missouri or requiring Executive to be based anywhere other than DST's principal executive office, except for required travel on DST's business to an extent substantially consistent with Executive's obligations immediately prior to the Control Change Date; or (e) any breach by DST of this Agreement to the extent not previously specified.
                  (g) Termination for Cause After Control Change Date. Notwithstanding any other provision of this Paragraph 7, at any time after the Control Change Date, Executive may be terminated by DST "for cause, without notice and without any payment hereunder only if such termination is for an act of dishonesty by Executive constituting a felony under the laws of the State of Missouri which resulted or was intended to result in gain or personal enrichment of Executive at DST's expense.
                  (h) Gross-up Provision. If any portion of any payments received by Executive from DST on or after the Control Change Date (whether payable pursuant to the terms of this Agreement or any other plan, agreement or arrangement with DST, its successors or any person whose actions result in a Change of Control of KCSI), shall be subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any successor statutory provision ("Parachute Payments"), DST shall pay to Executive, within five (5) days of Executivels Termination or Resignation such additional amounts as are necessary so that, after taking into account any tax imposed by such Section 4999 or any successor statutory provision on any such Parachute Payments (as well as any income tax or Section 4999 tax on payments made pursuant to this sentence), Executive is in the same after-tax position that Executive would have been in if such Section 4999 or any successor statutory provision did not apply and no payments were made pursuant to this sentence.


                  (i) Mitigation and Expenses.
                  (i) Other Employment.  After the Control
Change Date, Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and except as expressly set forth herein no such other employment, if obtained, or compensation or benefits payable in connection therewith shall  reduce any amounts or benefits to which  Executive is entitled hereunder.
                  (ii)  Expenses.  If any dispute  should arise under
this  Agreement  after the Control Change Date involving an effort by
Executive to protect, enforce or secure rights or benefits claimed by
Executive hereunder, DST shall pay (promptly upon demand by Executive accompanied by reasonable evidence of incurrence) all reasonable
expenses  (including  attorneys,   fees)  incurred  by  Executive  in
connection with such dispute, without regard to whether Executive prevails in such dispute except that Executive shall repay DST any amounts so received if a court having jurisdiction shall make a final, nonappealable determination that Executive acted frivolously or in bad faith by such dispute. To assure Executive that adequate funds will be made available to discharge DST's obligations set forth in the preceding sentence, DST has established a trust and upon the occurrence of a Change in Control of KCSI shall promptly deliver to the trustee of such trust to hold in accordance with the terms and conditions thereof that sum which the Board shall have determined is reasonably sufficient for such purpose.
                  (j) Successors in Interest. The rights and obligations of Executive and DST under this Paragraph 7 shall inure to the benefit of and be binding in each and every respect upon the direct and indirect successors and assigns of DST and Executive, regardless of the manner in which such successors or assigns shall succeed to the interest of DST or Executive hereunder, and this Paragraph 7 shall not be terminated by the voluntary or involuntary dissolution of DST or by any merger or consolidation or acquisition involving DST, or upon any transfer of all or substantially all of DST's assets, or terminated otherwise than in accordance with its terms. In the event of any such merger or consolidation or transfer of assets, the provisions of this Paragraph 7 shall be binding upon and shall inure to the benefit of the surviving corporation or the corporation or other person to which such assets shall be transferred.
                  (k) Prevailing Provisions. On and after the Control Change Date, the provisions of this Paragraph 7 shall control and take precedence over any other provisions of this Agreement which are in conflict with or address the same or a similar subject matter as the provisions of this Paragraph 7.
          8. Notice. Notices and all other communications to either party pursuant to this Agreement shall be in writing and shall be deemed to have been given when personally delivered, delivered by telecopy or deposited in the United States mail by certified or registered mail, postage prepaid, addressed, in the case of DST, to DST, 114 West 11th Street, Kansas City, Missouri 64105, Attention: Secretary, or, in the case of the Executive, to him at 6832 Linden,

Shawnee Mission, Kansas 66208, or to such other address as a party shall designate by notice to the other party.
         9. Amendment. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is agreed to in a writing signed by Executive and the President of DST. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time.
         10. Successors and Assigns; Assignment by Executive Prohibited.
The rights and obligations of DST under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of DST. Except as provided in Paragraph 7 (j), neither this Agreement nor any of the payments or benefits hereunder may be pledged, assigned or transferred by Executive either in whole or in part in any manner, without the prior written consent of DST.
         11. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.
         12. Controlling Law and Jurisdiction. The validity, inter-pretation and performance of this Agreement shall be subject to and construed under the laws of the State of Missouri, without regard to principles of conflicts of law.
         13. Entire Agreement. Addendum A attached to this Agreement is incorporated herein and made a part hereof. This Agreement
(including Addendum A) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect hereof, except this Agreement does not supersede any Officer Indemnification Agreement between DST and Executive.
         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.
                                         DST SYSTEMS, INC.

                                         By
                                         /s/ Thomas A. McDonnell, President



                                         KANSAS CITY SOUTHERN INDUSTRIES, INC.

                                         By
                                         /s/ Landon H. Rowland, President



                                         /s/ Charles W. Schellhorn

                                   ADDENDUM A



         The provisions of this Addendum are incorporated into and made a part of the Employment Agreement dated as of April 1, 1992 (the "Agreement") by and between DST Systems, Inc.("DST"), Kansas City Southern Industries, Inc.("KCSI") and Charles W. Schellhorn ("Executive"). In the event of any conflict between the provisions of this Addendum and provisions of the Agreement, the provisions of this Addendum shall govern.
         1. Non-Compete. During the term of employment by DST or by any successor or affiliate of DST, and for a period of three (3) years following the termination of such employment, Executive will not, directly or indirectly, as an employer, employee, principal, agent, partner, stockholder or otherwise:
        (a) Engage, in any geographic or market area then served by United Micrographics Systems, Inc. ("UMSI"), Phoenix Litho, Inc. ("PLI"), Network Graphics, Inc. ("NGI") or Support Resources, Inc. ("SRI"), all of which are direct or indirect subsidiaries of DST, in the business of (i) production of computer output microfilm, (ii) laser printing, (iii) electronic publishing, (iv) commercial printing,
            (v) graphics design, (vi) presorting or mailing of documents or materials or (vii) sale or rental of equipment and supplies which are then sold or used by UMSI, PLI, NGI or SRI or which, if sold to a customer or potential customer, would enable it to perform any of the foregoing services for itself, or otherwise compete with UMSI, PLI, NGI or SRI in any business or activity in which UMSI, PLI, NGI or SRI is engaged at such time in any geographic or market area then served by UMSI, PLI, NGI or SRI;



        (b) With respect to any business or activity of the type described in
            (a) above, solicit business from UMSIL PLI, NGI or SRI customers' offices, outlets or other facilities located in geographic or market areas served by UMSI, PLI, NGI or SRI at the time of such termination of employment, or from the offices, outlets or other facilities of prospective customers of UMSI, PLI, NGI or SRI located in geographic or market areas in which UMSI, PLI, NGI or SRI has made a proposal to a potential customer to do business at the time of such termination of employment; or

        (c) Offer employment to any employee of UMSI, PLI, NGI or SRI or entice any such employee to leave the employ of UMSI, PLI, NGI or SRI.



         2. Enforcement. Executive hereby expressly agrees that the restrictions set forth in paragraph 1 of this Addendum are necessary for the protection of DST, UMSI, PLI, NGI and SRI against irreparable harm and loss of goodwill and business, and therefor, DST and Executive intend and agree, that upon failure or refusal of Executive to comply with the provisions of such paragraph, DST, UMSI, PLI, NGI and/or SRI shall be entitled to specifically enforce such provisions by an action in a court of proper jurisdiction to require Executive to perform in accordance with this Addendum. Nothing herein shall be construed as prohibiting DST, UMSI, PLI, NGI or SRI from pursuing any other remedies available to them for such breach or threatened breach, including setoff against any payment owed to Executive hereunder or recovery of damages from the Executive.
         Dated as of this lst day of April, 1992.
                                         DST SYSTEMS, INC.

                                         By
                                         /s/Thomas A. McDonnell, President

                                         KANSAS CITY SOUTHERN INDUSTRIES, INC.

                                         By
                                         /s/Landon H. Rowland, President


                                         /s/Charles W. Schellhorn



                                       -2-



                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

THIS AMENDMENT dated this 9th day of October, 1995 among DST SYSTEMS, INC. ("DST"), KANSAS CITY SOUTHERN INDUSTRIES, INC.("KCSI") and CHARLES W.
SCHELLHORN ("Executive"). WHEREAS, DST, KCSI and Executive are parties to that certain Employment Agreement dated as of April 1, 1992 (the "Agreement"); and WHEREAS, the parties desire to amend the Agreement. NOW, THEREFORE, in consideration of the premises, DST, KCSI, and the Executive hereby agree to amend the Agreement as follows:
         1. KCSI is hereby removed as, and shall no longer be a party to the Agreement.
         2. Section 2(b) of the Agreement is hereby amended so as to read as
            follows:       "(b)  Incentive   Compensation.   DST  shall
                           include   Executive  as  a  participant  in  the  DST
                           Incentive  Compensation  Plan under such terms as are
                           determined   from  time  to  time  by  the  Board  of
                           Directors   of  DST   (the   "DST   Board")   or  the
                           Compensation Committee or other appropriate committee
                           of the DST Board (the  "Compensation  Committee") and
                           for  such  time  as  such  plan  shall   continue  in
                           existence.  DST reserves the right to change,  revoke
                           or terminate such plan at any time."
         3. Section 2(c)of the Agreement is hereby amended to add the following
            subsection:    "(vi)  The  reduction  of  KCSI's  ownership  of
                           DST by  reason  of the  Public Offering (as defined
                           below) (A) shall not affect the forfeiture
                           schedule set forth in Section 2(c)(i) and
                           such schedule shall remain in effect according to the
                           terms  of  Section   2(c)(i)   following  the  Public
                           Offering   and  (B)  shall  not  affect   Executive's
                           obligation to return any forfeited shares to KCSI."
         4. The first sentence of Section 3 of the Agreement is hereby amended to read as follows:
                           "During  the  period of his  employment  hereunder,
                           DST shall  provide  Executive  with coverage  under
                           such  benefit  plans and  programs as are made
                           generally  available  to executives serving on the
                           Management Committee of DST, provided (A) DST shall
                           have no obligation with respect to any plan or
                           program if Executive is not eligible for coverage
                           thereunder, and (B) Executive acknowledges that
                           stock options and other stock and equity
                           participation awards are granted in the discretion
                           of the DST Board or Compensation Committee and that
                           Executive has no right to receive stock options or
                           other equity  participation  awards or any
                           particular  number or level of stock options
                           or other awards."
         5. The third and fourth sentences of Section 4(d)(ii) of the Agreement are hereby amended to read as follows:
                           "After termination of employment, Executive shall not
                           be entitled to accrue or receive  benefits  under the
                           DST Executive Plan or the DST Incentive  Compensation
                           Plan  with  respect  to the  severance  pay  provided
                           herein,  notwithstanding  that  benefits  under  such
                           plans then are still generally available to executive
                           employees of DST;  contributions  and benefits  under
                           such  plans with  respect to the year of  termination
                           shall  be  based  solely  upon  compensation  paid to
                           Executive  for periods prior to  termination.  In the
                           year of  termination,  Executive shall be entitled to
                           participate  in the DST Profit  Sharing  Plan and the
                           KCSI Employee Stock  Ownership Plan (if DST employees
                           then  still  participate  in  such  plan)  or any DST
                           Employee  Stock  Ownership Plan only if the Executive
                           meets   all    requirements   of   such   plans   for
                           participation in such year.
         6. Section 7(a) of the Agreement is hereby amended to read as follows:
                                    "(a) Continuation of Employment.  subject to
                           the terms and conditions of this Paragraph 7, in the event of a Change in Control of DST (as defined in Paragraph 7(d)) at any time during the term of this Agreement, Executive will remain in the employ of DST for a period of an additional three years from the date of such Change in Control of DST (the "Control
                           Change Date"). In the event of a Change in Control of DST, subject to the terms and conditions of this Paragraph 7, DST shall, for the three year period
                           (the "Three-Year Period") immediately following the Control Change Date, continue to employ Executive at not less than the executive capacity Executive held immediately prior to the Change in Control of DST.
                           During the Three-Year Period, DST shall continue to pay Executive salary on the same basis, at the same intervals, and at a rate not less than that, paid to Executive at the Control Change Date."

         7.       The last sentence of Section 7(b) is hereby amended to read as follows:
                           "In addition, all outstanding options held by Executive under any stock option plan of KCSI or DST or their affiliates shall become immediately exercisable except that no stock option under any stock option plan of KCSI shall become exercisable before the first anniversary date of the granting of the option, and all shares of Restricted Stock shall no longer be subject to forfeiture under Paragraph 2(c)(i) above, on the Control Change Date."
         8. Sections 7(d) and 7(f) are hereby amended so that all references to "KCSI" and the "KCSI Board" in such Sections shall be changed to "DST" and the "DST Board" respectively.
         9. All existing stock option agreements between KCSI and Executive hereby are amended, as necessary, to permit the options to become exercisable as provided in Section 7 of this Amendment and so that all references to "KCSI" in connection with a change in control are changed to "DST" and all references to "Company" and "Board" in connection with a change of control shall be references to DST and the DST Board respectively.
         10. The effective date of this Amendment (the "Effective Date") shall be the date of the public offering of DST common stock pursuant to the Form S-1 Registration Statement Number 33-96526 on file with the United States Securities and Exchange Commission on the date hereof, as amended (the "Public Offering").
         11. The Agreement shall remain in full force and effect, as amended by this Amendment. Notwithstanding the fact that KCSI will no longer be a party to the Agreement following the Effective Date, it shall continue to be bound by and receive the benefits of the provisions of Sections 2, 7 and 9 of the Agreement as amended hereby.
         IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.
                                         DST SYSTEMS, INC.
                                         By


                                         KANSAS CITY SOUTHERN INDUSTRIES, INC.
                                         By

                                         /s/CHARLES W. SCHELLHORN